                                                                EXHIBIT 10.26

                                         NOTE



$3,890,625.00                                                   March 28, 1996
                                                            Woodbury, New York


         FOR VALUE RECEIVED, KAPSON ROCHESTER MANOR, LLC, a limited liability company organized under the laws of the State of New York ("Borrower"), shall pay to the order of HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware ("Lender"), the principal sum of Three Million Eight Hundred Ninety Thousand Six Hundred Twenty-Five Dollars ($3,890,625.00), or so much thereof as shall have been advanced to Borrower, with interest on so much thereof as shall from time to time be outstanding at the rate of interest set forth below, until fully paid. This note is given pursuant to the Loan Agreement of even date among Borrower and Lender (the "Loan Agreement") and is subject to the provisions thereof. The definitions in the Loan Agreement shall be applicable to any capitalized terms herein that are not otherwise defined.

          1.  DEFINITIONS.

              "Amortization Date" means the first anniversary of the Commencement Date.

              "Business Day" means any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the State of Ohio.

              "Closing Date" means the date of this note.

              "Collateral Document" means any document providing security for or guarantee of repayment of this note.

              "Commencement Date" means [i] the Closing Date if the Closing Date occurs on the first day of a month or [ii] the

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first day of the month after the Closing Date if the Closing Date occurs on any day other than the first day of the month.

              "Consolidation Agreement" means the Mortgage Consolidation, Spreader and Modification Agreement between Borrower and Lender dated as of the Closing Date.

              "Default Rate" means the greater of [i] 2.50% plus the then applicable interest rate; or [ii] 18.50%.

              "Equity Participation Fee" has the meaning set forth in Section
4.

              "Event of Default" has the meaning set forth in Section 9.

              "Initial Rate" means a rate equal to the sum of [i] the Initial Rate Index plus [ii] the Initial Rate Spread, and includes the annual increase by the Initial Rate Increaser Amount as set forth in Section 2(b).

              "Initial Rate Increaser Amount" means 30 basis points per year.

              "Initial Rate Index" means the Rate Index on the Closing Date.

              "Initial Rate Spread" means 4.25%.

              "Initial Term" means the period commencing on the Closing Date and expiring on the day before the Renewal Date.

              "Loan Amount" means $3,890,625.00.

              "Lockout Period" means [i] the period commencing on the Closing Date and ending on the day before the sixth anniversary of the Commencement Date; and [ii] the period commencing on the Renewal Date and ending on the day before the sixth anniversary of the Renewal Date.

              "Maturity Date" means the tenth anniversary of the Renewal Date.


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              "Mortgage" means the Mortgage, Security Agreement, Assignment of
Leases and Rents and Fixture Filing (Acquisition/Land Lien), dated this date, made by Borrower in favor of Lender to secure repayment of this Note, as consolidated pursuant to the Consolidation Agreement.

              "Rate Change Date" means [i] during the Initial Term, each anniversary of the Commencement Date; and [ii] during the Renewal Term, each anniversary of the Renewal Date.

              "Rate Index" means the yield to maturity quoted in The Wall Street Journal on the Closing Date or Renewal Date, as applicable, for the most actively traded United States Treasury Note having the nearest equivalent term to the Initial Term or the Renewal Term, whichever is applicable. The determination of the most actively traded United States Treasury Note will be based upon the quotations given to the Lender by National City Bank (Cleveland) or such other money center bank as Lender may then be using for interest rate swap transactions.

              "Renewal Date" means the tenth anniversary of the Commencement
Date.

              "Renewal Notice" means the written notice by Borrower to Lender that Borrower exercises its option to extend the term of this note to include the Renewal Term.

              "Renewal Rate" means the rate equal to the sum of [i] the Renewal Rate Index plus [ii] the Renewal Rate Spread, and includes the annual increase by the Renewal Rate Increaser Amount as set forth in Section 2(c).

              "Renewal Rate Increaser Amount" means 30 basis points per year.

              "Renewal Rate Index" means the Rate Index on the Renewal Date; provided, however, if the Renewal Date is not a Business Day, then the Renewal Rate Index will be the Rate Index on the next Business Day.

              "Renewal Rate Spread" means 6.25%.


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              "Renewal Term" means the period commencing on the Renewal Date and expiring on the Maturity Date.

          2.  INTEREST RATE.

              (a) INITIAL RATE. The interest rate per annum for the Initial Term will be the Initial Rate. On each Rate Change Date during the Initial Term, the Initial Rate then in effect will be increased by the Initial Rate Increaser Amount.

              (b) RENEWAL RATE. The interest rate per annum for the Renewal Term will be the Renewal Rate. On each Rate Change Date during the Renewal Term, the Renewal Rate then in effect will be increased by the Renewal Rate Increaser Amount.

              (c) DEFAULT RATE. After the occurrence and during the continuance of an Event of Default, Borrower shall pay interest on this note, and on any judgment on this note, at the Default Rate.

              (d) COMPUTATION METHOD. All interest rates shall be calculated based on the actual number of days elapsed over a 360-day year (365/360 method).

          3. TERM, AMORTIZATION AND PAYMENTS. The term of this note shall be the Initial Term; provided, however, that if [i] the Renewal Notice is received by Lender at least 60 days prior to the Renewal Date, [ii] there is no uncured Event of Default on the date of the Renewal Notice and on the Renewal Date, and [iii] Lender has received a notice of renewal for each loan and lease financing made by Lender to any Affiliate of Borrower, the term of this note shall be extended to include the Renewal Term. Borrower shall make payments in arrears in accordance with the following:

              (a) On the first day of the first month after the Commencement Date and on the first day of each month thereafter to and including the Amortization Date, Borrower shall pay accrued interest only on the outstanding principal balance at the Initial Rate for the period commencing on the Commencement Date and ending on the day before the Amortization Date.


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              (b)  Commencing on the first day of the first month after the
Amortization Date and on the first day of each month thereafter until the Renewal Date, Borrower shall make monthly payments of principal and interest in an amount sufficient to fully amortize the outstanding principal balance of this note on the Amortization Date at the applicable interest rate then in effect based upon a 25-year amortization period. On each Rate Change Date, the amount of the monthly payment of principal and interest shall be adjusted to reflect the Initial Rate or Renewal Rate then in effect and shall be in an amount sufficient to fully amortize the outstanding principal balance of this note on such date based upon the remaining balance of the 25-year amortization period.

              (c) If the term of this note has not been extended pursuant to the first paragraph of Section 3, Borrower shall make a balloon payment on the Renewal Date equal to the outstanding balance of this note including the outstanding principal balance, all accrued and unpaid interest, the Equity Participation Fee and all charges, expenses and other amounts payable by Borrower to Lender. If the term of this note has been extended to include the Renewal Term pursuant to the first paragraph of Section 3, the following subparagraphs (d), (e) and (f) shall apply.

              (d) On the Renewal Date, Borrower shall make one payment of principal and interest in an amount equal to the amount of the most recent monthly payment of principal and interest paid pursuant to subparagraph (b) above and shall pay the Equity Participation Fee.

              (e) Commencing on the first day of the first month after the Renewal Date and on the first day of each month thereafter until the Maturity Date, Borrower shall make monthly payments of principal and interest in an amount sufficient to fully amortize the outstanding principal balance of this note on the Renewal Date at the applicable interest rate then in effect based upon a 16-year amortization period. On each anniversary of the Renewal Date, the amount of the monthly payment of principal and interest shall be adjusted to reflect the Renewal Rate then in effect and shall be in an amount sufficient to fully amortize the outstanding principal balance of this note on such date based upon the remaining balance of the 16-year amortization period.


                                        - 5 -

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              (f)  On the Maturity Date, Borrower shall make a balloon payment equal to the outstanding balance of this note including the outstanding principal balance, all accrued and unpaid interest and all charges, expenses and other amounts payable by Borrower to Lender.

          4. EQUITY PARTICIPATION. Upon the earliest to occur of the following:

                [i]     the Renewal Date,

               [ii]     prepayment of the Loan,

              [iii]     acceleration of the Loan pursuant to an Event of
Default, or

               [iv]     termination of the Loan,

Borrower will pay Lender a fee ("Equity Participation Fee") computed as follows:
[a] if the fair market value of the Facility at such time exceeds the Loan Amount by more than 125%, the fee will equal 50% of the difference between the fair market value of the Facility and the Loan Amount; and [b] if the fair market value of the Facility is less than or equal to 125% of the Loan Amount, the fee will equal 10% of the fair market value of the Facility subject to a cap of 50% of the difference between the fair market value of the Facility and the Loan Amount. The fair market value of the Facility will be determined by an MAI appraiser selected by Borrower and reasonably acceptable to Lender using the same appraisal methodology as was used for the appraisal submitted to Lender for the closing of the Loan. Borrower shall pay the appraisal fee. The Equity Participation Fee constitutes bargained-for consideration for Lender's extension of the Loan to Borrower.

          5. METHOD AND PLACE OF PAYMENT. Borrower shall make all payments on this note at One SeaGate, Suite 1950, Toledo, Ohio 43604, or at such other place as the holder hereof may designate. Borrower shall make all payments in lawful money of the United States of America.

          6.  PREPAYMENT.  Borrower shall have no privilege of prepaying this note in whole or in part except as expressly


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provided herein.  Borrower may not make partial prepayments at any time.
Borrower may not make full prepayment of this note during any Lockout Period. Borrower may prepay the entire outstanding principal balance of this note plus accrued interest thereon at any time that is not within a Lockout Period by giving Lender 45 days irrevocable prior written notice and, in consideration for the privilege of prepayment, Borrower shall pay Lender a prepayment fee as follows:

              (a) 7.00% of the outstanding principal balance of the note if Borrower prepays the note on or after the sixth anniversary but before the seventh anniversary of the Commencement Date;

              (b) 5.00% of the outstanding principal balance of the note if Borrower prepays the note on or after the seventh anniversary but before the eighth anniversary of the Commencement Date;

              (c) 3.00% of the outstanding principal balance of the note if Borrower prepays the note on or after the eighth anniversary but before the ninth anniversary of the Commencement Date;

              (d) 1.00% of the outstanding principal balance of the note if Borrower prepays the note on or after the ninth anniversary of the Commencement Date but before the 60th day prior to the Renewal Date;

              (e) 7.00% of the outstanding principal balance of the note if Borrower prepays the note on or after the sixth anniversary but before the seventh anniversary of the Renewal Date;

              (f) 5.00% of the outstanding principal balance of the note if Borrower prepays the note on or after the seventh anniversary but before the eighth anniversary of the Renewal Date;

              (g) 3.00% of the outstanding principal balance of the note if Borrower prepays the note on or after the eighth anniversary but before the ninth anniversary of the Renewal Date;


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              (h)  1.00% of the outstanding principal balance of the note if
Borrower prepays the note on or after the ninth anniversary of the Renewal Date but before the 60th day prior to the Maturity Date.

There shall be no prepayment fee if this note is paid during the last 60 days of the Initial Term or Renewal Term, as applicable. If Borrower gives Lender notice of prepayment, such notice may not be withdrawn and the entire balance of this note, including the applicable prepayment fee and the Equity Participation Fee, shall be due and payable upon the date specified for prepayment in such notice.

         Borrower acknowledges that [i] Lender has extended the Loan to Borrower in reliance upon the Renewal Date and Maturity Date set forth in this note; [ii] Lender does not desire prepayment of this note; [iii] prepayment of this note during any Lockout Period will cause irreparable injury to Lender for which there is no adequate remedy at law; and [iv] if Borrower attempts to repay this note during any Lockout Period or if an Event of Default occurs during any Lockout Period, Lender is entitled, at its option, to obtain the remedy of specific performance with respect to Borrower's obligations under this note and the other Loan Documents. Borrower irrevocably waives all defenses based on the adequacy of a remedy at law that might be asserted as a bar to the remedy of specific performance.

         In the event that a court of competent jurisdiction holds that [i] the prohibition of prepayment set forth in this note is unenforceable, or [ii] the remedy of specific performance will not be granted to Lender with respect to any attempt by Borrower to prepay this note during a Lockout Period, whether such prepayment is made pursuant to the occurrence of an Event of Default or for any other reason, a prepayment fee of 7.00% of the outstanding principal balance of this note shall be payable by Borrower to Lender in connection with any prepayment made during a Lockout Period.

         The prepayment fee payable under this note constitutes the bargained-for consideration for Borrower's privilege of prepayment, and does not constitute a penalty.

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          7.  LATE CHARGE.  Borrower acknowledges that any default in any payment due under this note will result in loss and additional expense to Lender in handling such delinquent payments and meeting Lender's other financial obligations. Because such loss and additional expense is extremely difficult and impractical to ascertain, Borrower agrees that if any payment hereunder is not paid within 10 days after the due date, Borrower shall pay, as a reasonable estimate of such loss and expense, a late charge equal to the lesser of [i] 5% of the amount of the overdue payment, or [ii] the maximum amount permitted by applicable law.

          8. APPLICATION OF PAYMENTS. Unless Lender elects otherwise, all payments and other amounts received by Lender shall be credited as follows:
[i] first to any charges, costs, expenses and fees payable by Borrower under this note, the Loan Agreement or the Mortgage, or incurred by Lender for the protection of any collateral securing the payment of this note, if not paid by Borrower by the due date; [ii] second to interest on the foregoing amounts at the Default Rate from the due date or date of payment by Lender, as the case may be; [iii] third to accrued but unpaid interest on this note; [iv] fourth, to the principal amount outstanding; and [v] the balance, if any, to Borrower.

          9. DEFAULT. The occurrence of an Event of Default under the Loan Agreement or Mortgage shall be an Event of Default hereunder.

         10. ACCELERATION. Upon the occurrence of any Event of Default, in addition to all other remedies under the Loan Agreement, Mortgage, any other security for or guarantee of this note, and at law or in equity, at the option of Lender [i] the outstanding principal balance of this note, all accrued and unpaid interest thereon and all other amounts payable by Borrower to Lender, including, without limitation, the Equity Participation Fee and the applicable prepayment fee, shall be immediately due and payable, and [ii] all such amounts shall bear interest at the Default Rate from the date of the Event of Default until paid. Lender may exercise either or both options without notice or demand of any kind. If an Event of Default occurs and payment of this note is accelerated, any payment of the indebtedness evidenced by this note by Borrower or any other person or entity shall be deemed to be a voluntary prepayment and the indebtedness shall include the

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prepayment fee required under Section 6, to the extent permitted by law.  If the acceleration of this note occurs during a Lockout Period and Lender is not granted the remedy of specific performance as set forth in Section 6, the prepayment fee shall be 7.00% of the outstanding principal balance of this note.

         11. GOVERNING LAW. This note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws rules thereof.

         12. TIME IS OF THE ESSENCE. Time is of the essence in the payment of this note. All grace periods in the Loan Agreement and any Collateral Document that apply to a default shall run concurrently.

         13. HOLIDAYS. If any installment of this note becomes due on a day which is not a Business Day, Borrower may pay the installment on the next succeeding day on which banking institutions are open.

         14. WAIVERS. None of the following shall be a course of dealing, estoppel, waiver or the like on which any party to this note or any Collateral Document may rely: [i] Lender's acceptance of one or more late or partial payments; [ii] Lender's forbearance from exercising any right or remedy under this note or any Collateral Document; or [iii] Lender's forbearance from exercising any right or remedy under this note or any Collateral Document on any one or more occasions. Lender's exercise of any rights or remedies or a part of a right or remedy on one or more occasions shall not preclude Lender from exercising the right or remedy at any other time. Lender's rights and remedies under this note, the Collateral Documents, and the law and equity are cumulative to, but independent of, each other.

         15.  REPRESENTATIONS.  Each party to this note and each Collateral
Document: [i] acknowledges that Lender would not have extended the credit evidenced by this note and will not continue to extend the credit but for the obligations of each; [ii] warrants that each has executed this note or Collateral Documents to induce Lender to extend and to continue to extend the credit; [iii] warrants that each has received good and valuable consideration for executing this note or any Collateral Document;

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and [iv] warrants that none have executed this note or any Collateral Document in reliance upon the existence of the security for or guaranty or promise of the payment of this note.

         16. INDULGENCES. Without notice, Lender may do or refrain from doing anything affecting this note or any Collateral Document, as many times as Lender desires, including the following: [i] granting or not granting any indulgences to anyone liable for payment of this note or to anyone liable under any Collateral Document; [ii] releasing any security or anyone or any property from liability on this note or any Collateral Document; [iii] amending this note or any Collateral Document, including extending the time for payment of this note, in accordance the terms of such Collateral Documents.

         17. NO RELEASE OF LIABILITY. No obligations of any party to this note shall be affected by [i] any default in this note or any Collateral Document when accepted by Lender or arising any time thereafter; [ii] the unenforceability of or defect in this note or in any Collateral Document or any interest conveyed by any Collateral Document; [iii] any decline in the value of any interest in any property conveyed by any Collateral Document; or, [iv] the death, incompetence, insolvency, dissolution, liquidation or winding up of affairs of any party to this note or any Collateral Document or the start of insolvency proceedings by or against any such party. EACH PARTY TO THIS NOTE WAIVES ALL SURETYSHIP AND OTHER SIMILAR DEFENSES. No party to this note or any Collateral Document may enforce any right of subrogation or contribution unless and until this note is paid in full and waives all rights of subrogation against any party that is subject to insolvency proceedings unless and until this note is paid in full.

         18. NOTICES. All notices, demands, requests and consents (hereinafter "notices") given pursuant to this note shall be in writing, and shall be served by [i] personal delivery, [ii] United States certified mail, return receipt requested, postage prepaid; or [iii] nationally recognized overnight courier to the following addresses:

         To Borrower:   Kapson Rochester Manor, LLC
                        339 Crossways Park Drive
                        Woodbury, New York  11797


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         To Lender:     Health Care REIT, Inc.
                        One SeaGate, Suite 1950
                        P.O. Box 1475
                        Toledo, Ohio  43603

All notices shall be deemed to be given upon the earlier of actual receipt or three days after deposit in the United States mail, or one business day after deposit with the overnight courier. Lender and Borrower may change their notice address at any time by giving the other party written notice of such change.

         19. REPRESENTATION AND WARRANTY REGARDING BUSINESS PURPOSE. Borrower represents and warrants that the loan evidenced by this note is for business purposes only and not for personal, family, household, or agricultural purposes.

         20. SECURITY. This note is secured by the Mortgage, a Letter of Credit and all other collateral for the Loan and is guaranteed by the Unconditional and Continuing Guaranty of Glenn Kaplan, Evan Kaplan and Wayne Kaplan.

         21. PROTEST. Except as otherwise expressly provided in the Loan Agreement or Mortgage, each party to this note jointly and severally waives protest, notice of protest, demand, dishonor or default, presentment for payment, notice of intent to declare this note immediately due and payable, notice of declaration that this note is immediately due and payable in full, all other notices, and all demands.

         22. SAVINGS CLAUSE. The intention of Lender and Borrower is to comply with the laws of the State of New York concerning the rate of interest on this note. Notwithstanding any other provision in this note or in any other document given in connection with this note, Borrower shall not be required to pay interest in excess of the maximum lawful rate. To the extent the amount of interest provided in this note ever exceeds the maximum lawful rate (the "Excess Interest"), [i] the provisions of this paragraph shall govern and control;
[ii] Borrower shall not be obligated to pay any Excess Interest; [iii] any Excess Interest that Lender may have received shall be credited against the then outstanding balance due under this note and, if the Excess Interest exceeds the outstanding balance, the excess amount shall be

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refunded to Borrower; [iv] the rate of interest under this note shall be automatically reduced to the maximum lawful rate and this note and any other documents given in connection therewith shall be deemed reformed and modified to reflect such reduction; and [v] subject to the foregoing provisions of this paragraph, Borrower shall have no action or remedy against Lender for any damages whatsoever or any defense to enforcement of the note or any other documents given in connection therewith arising out of the payment or collection of any Excess Interest. In determining whether interest paid or payable on this note exceeds the maximum lawful rate, Borrower agrees to exclude voluntary prepayment fees from the calculation of interest and to spread the total amount of interest throughout the entire contemplated term of this note.

         23. ATTORNEY'S FEES AND EXPENSES. Borrower shall pay to Lender all reasonable costs and expenses incurred by Lender in enforcing or preserving Lender's rights under this note, the Loan Agreement or any Collateral Document, and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including but not limited to, [i] attorney's and paralegal's fees and disbursements; [ii] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [iii] court costs; [iv] the expenses of Lender, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [v] consulting and witness fees incurred by Lender in connection with any litigation or other proceeding.

         24. SEVERABILITY. If any clause, provision, section or article of this note is ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision, section, or article shall not affect any of the remaining provisions hereof.

         25. ASSIGNMENT. Borrower shall not assign its rights nor delegate its obligations under this note.

         26. AMENDMENT. This note may not be amended except in writing signed by Borrower and Lender. All references to this note, whether in this note or in any other document or instrument, shall be deemed to incorporate all amendments, modifications, and renewals of this note and all substitutions made therefor after the date hereof.

         27. COTERMINOUS FINANCINGS. The term of this note, the Renewal Date, the Maturity Date, the Lockout Period and the prepayment periods described in
Section 6 of this note are subject to adjustment from time to time in connection with the $40,000,000 credit facility ("Credit Facility") extended by Lender to Kapson Management Corp. as set forth in the Credit Facility Agreement dated January 11, 1995. Upon the closing of each financing made pursuant to the Credit Facility, the Renewal Date, Maturity Date, Lockout Period and prepayment periods set forth in this note shall be deemed extended to be coterminous with the most recent financing.

         28. CONSENT TO JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER MONROE COUNTY, NEW YORK FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO [I] THE COMMITMENT LETTER FOR THE LOAN EVIDENCED BY THIS NOTE; [II] THIS NOTE; OR [III] ANY LOAN DOCUMENT EXECUTED IN CONNECTION WITH THIS NOTE. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         BORROWER AND ANY GUARANTOR AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LENDER, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THE COMMITMENT LETTER OR ANY LOAN DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR MONROE COUNTY, NEW YORK.

         BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY LENDER IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR LENDER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR LENDER'S RIGHT TO BRING ANY

ACTION OR PROCEEDING AGAINST BORROWER OR THE PROPERTY OF BORROWER OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

         29. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND ANY GUARANTOR HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIMS ARISING OUT OF OR RELATING TO THIS NOTE.


         30. CONSOLIDATION. This note is the "Note" referred to in the Consolidation Agreement. All of the terms and provisions of this note shall supersede and replace all of the terms and provisions of the Prior Note (as defined in the Consolidation Agreement).

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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
         IN WITNESS WHEREOF, the undersigned has executed this note effective as of the date first set forth above.


                                  KAPSON ROCHESTER MANOR, LLC


                                  By:____________________________
                                     Glenn Kaplan, Member

Additional Mortgage Notes

    The following is a schedule of additional mortgage notes relating to facilities of which the Company owns the entire or a majority interest. Stockholders may obtain a copy of such documents by so requesting in writing.

    Mortgage Note in the sum of $6,484,375.00, dated March 28, 1996, made by Kapson Rochester East, LLC to the order of Health Care REIT, Inc.

    Restated Mortgage Note, dated December 14, 1994, in the principal sum of $20,599,900.00, issued by Kapson Northport Development Corp. to Sims Mortgage Funding, Inc.

    Promissory Note, dated January 11, 1995, in the principal sum of $8,000,000.00 issued by Kapson Chestnut Ridge Development Corp. to Health Care REIT, Inc.

    Mortgage Note, dated February 22, 1994, between Commco Management Associates, Inc. and General Electric Capital Corporation in the principal sum of $2,860,769.72.

    Consolidation, Amendment and Restatement of Notes, dated November 30, 1995, by and among H. K. Associates and KAP Shore Development Corp., and Green Park Financial Limited Partnership.

    Consolidated and Restated Promissory Note in the amount of $8,965,882, dated February 22, 1994, issued by Commco Management Associates, Inc. to General Electric Capital Corporation.